EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES PRELIMINARY EARNINGS

CHICAGO, IL, May 1, 2009-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three months ended March 31, 2009.

Selected Results and Discussion

•	Consolidated revenue was $7.4 million for the three months ended March 31, 2009 versus $9.9 million for the same period in 2008. The $2.5 million decrease in revenue was largely due to the following factors:

°	Lower commissions and fees by $1.5 million to $6.7 million for the three months ended March 31, 2009, compared to the same period in 2008. Trade activity sharply dropped off in the first part of the quarter ended March 31, 2009. Although volume rebounded somewhat in March of 2009, it was lower overall by 49% for the three month period in 2009 compared to 2008. The Company's focus on improving margins at the customer level contributed to some of the decline in trading volume, as did the impact of market drivers. An improvement in commissions per trade offset some of the reduction in volume by $1.1 million. Commissions per trade have improved due to an increased focus on enhancing gross margin.

°	Lower net interest income by $1.0 million to $420,000 for the three months ended March 31, 2009, compared to same period in 2008. The decline was primarily attributable to a drop in the federal funds rate-the base rate from which the Company earns interest on its bank deposits and margin loans. Additionally, client margin balances are down over 70% as of March 31, 2009 compared to the same period in 2008.

•	Higher net software fees of $100,000 from Tradient platform subscriptions for the three months ended March 31, 2009 compared to the same period last year. The number of Tradient platform users increased from 2,327 as of March 31, 2008 to 2,535 as of March 31, 2009.

•	Overall trade activity declined during the three months ended March 31, 2009 compared to the same period in 2008. DARTs (daily average revenue trades) were 17,129 for the three months ended March 31, 2009 compared to 25,046 for the same period in 2008. The level of trading activity in March 2009 improved over February 2009 but remains below the level of activity seen in the same period last year.

•	Commission revenue margin (commissions and fees less cost of sales) increased 2.7% to 51.8% for the three months ended March 31, 2009. The margin improvement was driven by a shift in the mix of trades through the Company's proprietary platform and lower cost third party platforms from 20% for the three months ended March 31, 2008 to 56% for the same period in 2009.

•	Adjusted EBITDA was $54,000 for the three months ended March 31, 2009 compared to $1 million for the same period in 2008.

•	Net loss per share of $0.01 for the three months ended March 31, 2009 compared to net income per share of $0.01 for the same period in 2008.

•	The Company increased its reserve as of March 31, 2009 for a potential fine related to a pending regulatory matter with FINRA involving allegations relating to the Company's past practices for soft dollar accounts. The Company has previously made a written response to the FINRA allegations which are primarily based on events that occurred in prior years 2004 and 2005. The Company continues to seek a reasonable negotiated settlement.

"Our strategy to improve margins continues into the new fiscal year," said Michael Nolan, President and CEO. "Despite a 26% decline in revenues, segment Adjusted EBITDA margins declined 20 basis points-evidence of the leverage opportunity in our business model. As the market environment improves and as we continue to enhance our product offering, we feel well positioned to drive earnings in the future."

Stock Repurchase Authorization

The Company's Board of Directors has authorized the Company's management to pursue repurchases of the Company's stock at the discretion of the management. This authorization allows management to purchase up to $3,000,000 of stock under the safe harbor guidelines of SEC Rule 10b-18. This authorization grants discretion to the Company's management and there is no requirement for them to purchase a minimum number of shares. The repurchase program is intended to continue until April 30, 2010, but may be modified or terminated prior to that date. This repurchase program is similar to a prior repurchase program that ended in September 2008. No purchases have yet been made under this program.

"The stock buyback program, authorized by the Board of Directors, is an initiative consistent with another of our strategies rooted in financial discipline," said Nolan. "It involves deploying capital in ways that we believe are most advantageous to the long term strength of the firm."

Brokerage Services Segment

             First quarter 2009 highlights
•	Brokerage revenue of $7.1 million for the three months ended March 31, 2009-a decline of 27% compared to the same period in 2008-predominately attributable to a decline in net interest income of $1 million due to decreasing federal funds rates. Commissions and fees declined $1.5 million due to lower trading volume offset by an increase in average price per trade.
•	Net income of $327,000 for the three months ended March 31, 2009-a decline of 70% compared to the same period in 2008, due primarily to lower commission revenue and net interest income.
•	Adjusted EBITDA of $717,000 for the three months ended March 31, 2009-a decline of 52% compared to the same period in 2008.

Software Services Segment

             First quarter 2009 highlights
•	Revenue of $257,000 for the three months ended March 31, 2009-an increase of 62% compared to the same period in 2008.
•	Net loss of $77,000 for the three months ended March 31, 2009 compared to net loss of $303,000 in the same period in 2008.
•	Adjusted EBITDA of ($2,000) for the three months ended March 31, 2009 compared to ($230,000) for the same period in 2008.
•	An increase in the number of Tradient platform users from 2,327 as of March 31, 2008 to 2,535 as of March 31, 2009.

 Unallocated Expenses
•	Unallocated expenses increased from $401,000 in the quarter ending March 31, 2008 to $790,000 in the quarter ending March 31, 2009. The increase relates to $350,000 of legacy payables that were written off in the first quarter of 2008.

Consolidated Company Totals

GAAP and Non-GAAP preliminary unaudited financial results on a consolidated basis include:
•	Consolidated revenue of $7.4 million for the three months ended March 31, 2009 compared to $9.9 million for the same period in 2008.
•	Net loss for three months ended March 31, 2009 of approximately $330,000 compared to $172,000 net income for the same period in 2008.
•	Adjusted EBITDA of $54,000 for the three months ended March 31, 2009 compared to $1 million for the same period in 2008.

Consolidated financial statements - Preliminary Unaudited
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2009	2008
REVENUES	(Unaudited)	(Unaudited)
Commissions and fees	$6,720,234	$8,237,980

Interest income	420,276	2,070,884
Interest expense on brokerage accounts	284	608,743
Net interest income	419,992	1,462,141

Software fees, net	257,518	159,003
Other revenue	461	84,781

Net revenues	7,398,205	9,943,905

EXPENSES
Commissions and clearing	2,534,779	2,608,227
Compensation and benefits	2,365,888	3,022,051
Software and market data	903,770	1,654,011
Advertising and promotional	137,230	181,989
Professional fees	686,921	796,851
Communications and information technology	239,190	256,571
Depreciation and amortization	563,267	557,563
Other general and administrative expenses	506,969	466,515

Total expenses	7,938,014	9,543,778

Income (loss) before income taxes	(539,809)	400,127

Income tax benefit (provision)	210,000	(228,000)

Net income (loss)	(329,809)	172,127

Dividends on preferred stock	-	(17,574)

Net income (loss) attributable to common shareholders	$(329,809)	$154,553

Net income (loss) per common share:
Basic	$(0.01)	$0.01

Diluted	$(0.01)	$0.01

Weighted average common shares outstanding:
Basic	25,482,942	26,421,079

Diluted	25,482,942	26,421,079

Consolidated financial statements - Preliminary Unaudited, continued
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Cash and cash equivalents	$6,244,079	$7,889,553
Cash segregated in compliance with federal regulations	136,391,934	141,159,364
Receivables from brokers, dealers and clearing organizations	14,613,008	13,568,459
Receivables from customers and non-customers, net	5,623,845	4,858,360
Property and equipment, net	1,218,325	1,221,066
Capitalized software development costs, net	1,929,728	2,060,015
Intangible assets, net	3,768,976	4,111,514
Income tax receivables	716,264	1,446,264
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	1,994,761	1,784,761
Other assets	1,162,681	1,346,764
Total assets	$181,165,009	$186,947,528

LIABILITIES AND SHAREHOLDERS' EQUITY

Payables to brokers, dealers and clearing organizations	670,152	913,621
Payables to customers and non-customers	146,588,408	151,970,566
Accounts payable and accrued expenses	2,668,444	2,525,692
Total liabilities	149,927,004	155,409,879

Commitments and contingencies

Shareholders' equity
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and outstanding at March 31, 2009 and December 31, 2008	254,829	254,829
Additional paid-in capital	52,035,583	52,005,418
Accumulated deficit	(21,052,407)	(20,722,598)
Total shareholders' equity	31,238,005	31,537,649
Total liabilities and shareholders' equity	$181,165,009	$186,947,528

SEGMENT REPORTING and CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance with or an alternative for GAAP and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

Below is Terra Nova's preliminary unaudited segment reporting & Adjusted EBITDA reconciliations for the three months ended March 31, 2009 and 2008.

Segment reporting & Adjusted EBITDA reconciliations - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended March 31,
	2009	2008
REVENUES
Commissions and fees	$6,720,234	$8,237,980
Net interest income	419,992	1,462,141
Software fees, net	257,518	159,003
Other revenue	461	84,781
Net revenues	7,398,205	9,943,905

Cost of sales	3,237,856	4,193,438
Gross profit	4,160,349	5,750,466
Operating expenses	4,700,158	5,350,340

Income (loss) before income taxes	(539,809)	400,127

Income tax benefit (provision)	210,000	(228,000)

Net income (loss)	(329,809)	172,127

Adjustments:
Depreciation and amortization	563,267	557,563
Stock-based compensation	30,165	42,484
Income tax benefit (provision)	(210,000)	228,000
Total Adjusted EBITDA	$53,623	$1,000,174

Commissions revenue margin	$3,482,378	$4,044,542
Commissions revenue margin %	51.8%	49.1%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Segment reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended March 31,
Brokerage Services	2009	2008
Total revenues	$7,140,225	$9,775,888
Total expenses	(6,813,183)	(8,680,739)
Income before income taxes	327,042	1,095,149
Net income	327,042	1,095,149

ADJUSTMENTS:
Depreciation and amortization	390,006	384,837
Total Adjusted EBITDA	$717,048	$1,479,986

	Three Months Ended March 31,
Software Services	2009	2008
Total revenues	$568,356	$555,722
Elimination of intercompany charges	(310,838)	(396,718)
Total expenses	(334,572)	(462,445)
Loss before income taxes	(77,054)	(303,441)
Net loss	(77,054)	(303,441)

ADJUSTMENTS:
Depreciation and amortization	75,067	73,355
Total Adjusted EBITDA	$(1,987)	$(230,086)

Total Adjusted EBITDA for Segments:	$715,061	$1,249,900

	Three Months Ended March 31,
Unallocated expenses	2009	2008
Total revenues	$461	$9,013
Total expenses	(790,258)	(400,594)
Loss before income taxes	(789,797)	(391,581)
Income tax benefit (provision)	210,000	(228,000)
Net loss	(579,797)	(619,581)

ADJUSTMENTS:
Depreciation and amortization	98,194	99,371
Stock-based compensation	30,165	42,484
Income tax benefit (provision)	(210,000)	228,000
Total Adjusted EBITDA for Unallocated expenses:	$(661,438)	$(249,726)

Total Adjusted EBITDA	$53,623	$1,000,174

About Terra Nova Financial Group, Inc.

Terra Nova Financial, LLC ("Terra Nova Financial") and Tradient Technologies, Inc. ("Tradient") are wholly-owned subsidiaries of Terra Nova Financial Group, Inc. ("Terra Nova") a public company trading on the OTC Bulletin Board under the symbol TNFG. Terra Nova, through its subsidiaries, primarily operates as a registered broker-dealer and service bureau, offering a broad array of trading products including equities, options, futures and commodity options, ETFs, fixed income and mutual funds.

Terra Nova Financial is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova Financial for unmatched value in execution, clearing and prime brokerage services. This recognition originated with the firm's role as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext) and has been further earned through its proven mastery of the client experience. Through a portfolio of advanced technology tools, Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report with the precision professionals require. Its team is built to enhance the impact of these tools by providing swift, flexible care and insight, with one goal in mind: clients success. The firm was founded in 1994 and is headquartered in Chicago, IL with a sales presence in New York, NY.

Tradient operates Terra Nova's technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are designed around the need for efficiency, consistency and value using a swift, targeted innovation and development process. Tradient is located in Chicago, IL.

Terra Nova Financial is regulated by the SEC, FINRA and NFA and is a member of Depository Trust Company, National Securities Clearing Corporation, Securities Investor Protection Corporation, and the Options Clearing Corporation. The firm holds trading memberships with the NASDAQ OMX Group, Inc., NASDAQ OMX PHLX, Chicago Stock Exchange, National Stock Exchange, CBOE Stock Exchange, NYSE Arca Options, NYSE Arca Equities, NYSE Amex Securities, NYSE Euronext, Boston Options Exchange and International Securities Exchange.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.TradientTech.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654
Media Contact: Christopher Hartman-1-312-827-3695

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